UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2024

Green Dot Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

114 W 7th Street, Suite 240
Austin,	Texas	78701	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 6, 2024, Green Dot Corporation (the “Company”) completed the issuance and sale of its 8.75% Fixed Rate Senior Notes due 2029 in aggregate principal amount of $45 million (the “Notes”) in a private placement (the “Transaction”) exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).
The Transaction was completed pursuant to a Senior Note Purchase Agreement dated as of September 6, 2024 (the “Purchase Agreement”), entered into by the Company with certain “qualified institutional buyers” as defined in Rule 144A under the Securities Act and “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act. The Purchase Agreement contains customary representations, warranties, covenants and agreements for transactions of this type.
The Notes bear interest at 8.75% per annum, from and including September 6, 2024, to but excluding September 15, 2029 or the earlier redemption of the Notes, payable semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2025.
The Company may, at its option, before March 15, 2029, redeem the Notes in whole or in part at any time at a redemption price equal to 100% of the outstanding principal amount to be redeemed, together with accrued but unpaid interest thereon to but excluding the redemption date, plus a make-whole amount. On and after March 15, 2029, the Company may redeem the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to but excluding the redemption date.
The Notes are unsecured, senior obligations of the Company and are not guaranteed by any of the Company’s subsidiaries. The Notes are junior in right of payment to the Company’s existing and future secured indebtedness.
On September 6, 2024, the Company issued a press release announcing the completion of the Transaction, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The foregoing summary of the Notes and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, both of which are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit Number	Description of Exhibits

4.1	Form of 8.75% Fixed Rate Senior Note due 2029 (included as Exhibit A to the Senior Note Purchase Agreement filed as Exhibit 10.1)

10.1†	Senior Note Purchase Agreement by and between the Company and the several purchasers

99.1	Press Release dated September 6, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel and Secretary

Date: September 6, 2024